Exhibit 10.1

CONVERTIBLE SENIOR NOTE

$3,000,000	June 28, 2007

FOR VALUE RECEIVED, the undersigned, TRITON DISTRIBUTION SYSTEMS, INC., a Colorado corporation (“Borrower” or “Company"), hereby promises to pay to JMW FUND LLC., SAN GABRIEL FUND LLC., UNDERWOOD FAMILY PARTNERS, LTD., AND BATTERSEA CAPITAL, INC., (hereinafter collectively the “Lender” or “Lenders”), or order, the principal sum or so much of the principal sum of Three Million Dollars ($3,000,000) as remains unpaid together with accrued interest as provided herein on or before the Maturity Date. This Note is being delivered pursuant to a Term Sheet between the Borrower and Lender executed as of [insert date] which provides for the following:

A
Advances. Of the Three Million Dollars ($3,000,000), one million dollars ($1,000,000) may be drawn no later than June 30, 2007; one million dollars ($1,000,000) may be drawn no later than July 30, 2007; and the one million dollar promissory note payable to the Lender under The Line of Credit Loan Agreement dated March 28, 2007 (“Loan Agreement”), will be converted as the first drawdown upon execution of this Note. All terms and conditions of the promissory note dated March 28, 2007 under the Loan Agreement will be replaced by the terms and conditions of this Note.

B
Interest. Interest shall accrue on all obligations hereunder at one percent (1%) per month. Interest payable hereunder shall be calculated on the basis of a three hundred sixty (360) day year for actual days elapsed. All accrued interest shall be due and payable on the Maturity Date. Notwithstanding the foregoing, the principal sum hereunder shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to one and one half percent (1.5%) per month the interest rate applicable immediately prior to the occurrence of the Event of Default. In no event, however, will the interest rate payable hereunder exceed the maximum interest rate allowed by applicable usury and other laws (the “Maximum Legal Rate”), and the Borrower’s obligations under this Note will be reduced if necessary to not exceed the Maximum Legal Rate.

C	Payment.

a.	Principal Payment. On the Maturity Date, all outstanding principal and all accrued and unpaid interest shall become immediately due and payable.

b.	Interest Payment. Borrower will pay accrued interest monthly in arrears beginning July 1, 2007 on the outstanding balance.

c.	Prepayment. Borrower may prepay this Note and will not be subject to any penalty for prepayment made in whole or part prior to July 1, 2008.

d.
 Form of Payment. Except as otherwise provided herein, principal and interest and all other amounts due hereunder are to be paid in lawful money of the United States of America in federal or other immediately available funds.

D	Commitment Fee:

a.
Two million warrants will be issued to the Lender at time of closing as per the “Schedule of Lenders” in Appendix A attached. These warrants will have a term of five years from closing. Each warrant will be exercisable into one share of common stock at a price of three dollars ($3.00) per share. Borrower agrees to register the underlying two million shares when they update their SB-2 filings but in no event later than December 31, 2007.

b.
Cashless Exercise. The Lender shall have the option (the “Cashless Exercise Option”), to exercise these warrants, in whole but not in part, by the surrender of these warrants and the Form of Exercise (and without payment of the Purchase Price in cash) in exchange for a number of whole shares of the Company's Common Stock equal to the product of (i) the number of shares of Company's Common Stock for which these warrants are exercisable as of the business day on which these warrants are received by Borrower (the “Cashless Exercise Date"), and (ii) the Cashless Exercise Ratio (the “Cashless Exercise”). The “Cashless Exercise Ratio” shall be determined in accordance with the following formula:

Final Price on Cashless Exercise Date - Exercise Price
Final Price on Cashless Exercise Date

where: “Final Price” means, on any day, the last reported sale price per share of the Company Common Stock for that day. The “Cashless Exercise Date” shall be deemed the “Exercise Date” under these warrants.

E	Convertibility of Note:

a.
This outstanding principal balance of the Note can be converted into common shares at any time thirty (30) days after execution of this Note at the Lender’s sole discretion. Common stock underlying existing derivatives or warrants (including, without limitation to, common stock pursuant to existing warrants and employee options) excepted, in the event that Borrower issues new common stock or any new security convertible into common stock at a price lower than three dollars ($3.00) per share following the delivery of this Note, then this Note will be convertible into the number of common shares at the then price issued divided into the outstanding principal of this Note immediately prior to conversion.

F	Security:

a.	Lender will be senior to any debt issued by Borrower including but not limited to any bank or institutional debt. Lenders will file a UCC-1 or other filing which secures their interest.

G	Conditions Precedent:

a.	The existing Board of Directors of the Company agrees to increase the Company’s current Board composition from two to five directors.

b.
The current Board Directors of the Company are Mr. Gregory Lykiardopoulos and Mr. Khaled Magdy El-Marsafy who shall reserve the right to remove any or all of the elected members following full payment of any outstanding amount of the principal owed.

c.
Elected board members will be paid a nominal fee for each board meeting attended and will be participants in the Company’s qualified stock option plan (“Compensation”), such appropriate Compensation to be solely determined by the current Board Directors.

d.	Board members will have monthly financial and progress reports focused on the Company’s ability to implement its current contract obligations and development plans.

H	Events of Default; Remedies.

a.	Definition of Event of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

i.	Payment Default. Borrower’s breach of the obligation to pay the principal outstanding and/or interest accrued hereunder on the applicable due date.

ii.	Bankruptcy. If Borrower becomes insolvent or the institution by Borrower of an Insolvency Proceeding or the institution against Borrower of an Insolvency Proceeding;

iii.
Untimely filing of mandatory reports with the Securities and Exchange Commission. If Borrower is unable to file on a timely basis reports (including the Form 10-Q) with the Securities and Exchange Commission for the period starting June 30, 2007 until on or before December 31, 2008. Notwithstanding any provision herein, Borrower shall not be in default if an extension to file is permitted by the Securities and Exchange Commission or required in the ordinary conduct of the Company’s business.

I	Conversion Rights.

a.
Voluntary Conversion. Lender may, in its sole discretion, at any time thirty (30) days after execution of this Note elect to convert (the “Voluntary Conversion Right”) all of the outstanding principal balance hereunder into such number of fully paid and nonassessable Shares as determined by dividing the principal being converted by the Conversion Price subject to Section E hereof.

b.
Exercise of Conversion Right. To convert any of the principal hereunder into Shares by exercise of the Voluntary Conversion Right, Lender shall deliver to Borrower a written notice of election to exercise the Voluntary Conversion Right (the “Voluntary Conversion Notice”). Borrower shall, as soon as practicable thereafter, issue and deliver to Lender a certificate or certificates, registered in Lender’s name, for the number of Shares to which Lender shall be entitled by virtue of such exercise (the “Voluntary Conversion Shares”). The conversion of the outstanding principal hereunder shall be deemed to have been made on the date that Borrower receives the Voluntary Conversion Notice (the “Conversion Date”) and Lender shall be treated for all purposes as the record holder of the Voluntary Conversion Shares as of such date to the extent permitted under applicable law.

c.
Interest. If Lender exercises its Voluntary Conversion Right with respect to any outstanding principal amount, Borrower shall, concurrent with the issuance of the related Voluntary Conversion Shares, pay to Lender all interest accrued with respect to the principal converted, which payment shall be made in the form of cash, by converting such interest into principal hereunder, or additional Voluntary Shares. The form of the payment shall be at the discretion of the Borrower.

d.
Fractional Shares. Borrower shall not issue fractional Shares upon exercise of the Voluntary Conversion Right. As to any fractional Share which Lender would otherwise be entitled to receive, Lender shall receive from Borrower an amount in cash equal to an amount calculated by multiplying such fractional Share by the fair market value of one Share as determined by the closing price of a Share as reported on the OTCBB or such other exchange where shares of Borrower's common stock are traded (or if not traded, as determined in the good faith judgment of the Board of Directors of Borrower) on the date of exercise of the Voluntary Conversion Right. Payment of such amount shall be made in cash or by check payable to the order of Lender at the time of delivery of any certificate or certificates.

J	Merger, Acquisition, Sale of Assets.

a.
In case of any consolidation of Borrower with any other person, any merger of Borrower into another person or of another person into Borrower (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of the outstanding Shares) or any conveyance, sale, transfer or lease of all or substantially all of the properties and assets of Borrower (all of the foregoing transactions are collectively referred to herein as “M & A Transactions”; each, a “M & A Transaction”), the person formed by such consolidation or resulting from such merger or which acquires such properties and assets, as the case may be, shall assume this obligations of this Note such that Lender shall have the right thereafter, to convert this Note as specified in Section D into the kind and amount of securities, cash and other property receivable upon such M & A Transaction (including any Shares retainable) by a holder of the number and type of the Shares into which this Note might have been converted immediately prior to such M & A Transaction, assuming such holder (i) is not a person with which Borrower consolidated, into which Borrower merged or which merged into Borrower or to which such conveyance, sale, transfer or lease was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such M & A Transaction (provided that if the kind or amount of securities, cash and other property receivable upon such M & A Transaction is not the same for each Share held immediately prior to such M & A Transaction by persons who were not a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (“Non-electing Share”), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such M & A Transaction by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section E. The above provisions of this Section E shall similarly apply to successive M & A Transactions.

K	Piggyback Registration Rights.

a.
Borrower shall notify Lender in writing at least ten (10) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of Borrower (including, but not limited to, registration statements relating to secondary offerings of securities of Borrower, but excluding registration statements relating to any employee benefit plan, business combination, or to transactions contemplated by Rule 145 under the Securities Act) and will afford Lender an opportunity to include in such registration statement all or any part of the Shares issued upon conversion of this Note (the "Converted Shares") then held by Lender. Lender shall within five (5) days after receipt of the above described notice from Borrower, so notify Borrower in writing, and in such notice shall inform Borrower of the number of Converted Shares Lender wishes to include in such registration statement. [Subject to the requirement that Lender include at least 50% of the Converted Shares in the offering,] if Lender does not include all of its Converted Shares in a registration statement thereafter filed by Borrower, Lender shall continue to have the right to include Converted Shares in any subsequent registration statement or registration statements as may be filed by Borrower with respect to offerings of its securities, upon the terms and conditions set forth herein.

b.
Underwriting. If a registration statement under which Borrower gives notice under this Section F is for an underwritten offering, then Borrower shall so advise the Lender. In such event, the right of any Converted Shares to be included in a registration pursuant to this Section F shall be conditioned upon Lender’s participation in such underwriting and the inclusion of the Converted Shares in the underwriting to the extent provided herein. Lender proposing to distribute their Converted Shares through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting (including a market stand-off agreement of up to 180 days if required by such underwriters). Notwithstanding any other provision herein, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the Converted Shares sought to be included in the registration and the underwriting may be excluded in whole or in part. Any Converted Shares excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

c.
Expenses. All expenses incurred by Borrower in complying with its obligations under this Section F, including, without limitation, all registration and filing fees, fees and expenses of complying with securities and blue sky laws, printing expenses and fees and disbursements of counsel for Borrower and of independent certified public accountants shall be paid by Borrower; provided, however, that all underwriting discounts and selling commissions and stock transfer taxes applicable to the Converted Shares covered by any registration effected pursuant to this Section F and all fees and disbursements of counsel to Lender or any holder of Converted Shares shall be borne by the seller or sellers thereof.

d.
Termination of Registration Obligations. The registration rights and the registration obligations of Borrower set forth herein shall terminate on the fifth anniversary of the Note subject to earlier termination of such registration rights once the Converted Shares can be sold by Lender or any other holder thereof in any three month period pursuant to Rule 144 promulgated by the Commission under the Securities Act.

L	Additional Conversion Provisions.

a.
Borrower shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued common stock, for the purpose of effecting the conversion of this Note, the full number of shares of common stock then issuable upon the conversion of this Note. Borrower agrees that all Shares which may be delivered upon conversion of this Note, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable (and shall be issued out of Borrower’s authorized but unissued common stock) and, except as provided in the next subsection, Borrower will pay all taxes, liens and charges with respect to the issue thereof.

b.
Except as provided in the next sentence, Borrower will pay any and all taxes and duties that may be payable in respect of the issue or delivery of the Shares on conversion of this Note. Borrower shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of the Shares in a name other than that of Lender, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to Borrower the amount of any such tax or duty, or has established to the satisfaction of Borrower that such tax or duty has been paid.

M	Definitions. As used herein, the following terms shall have the following meanings:

a.	“Conversion Price”: Three Dollars ($3.00), subject to adjustment as provided herein.

b.
“Convertible Securities”: evidence of indebtedness or other securities which are convertible into or exchangeable for, with or without payment of additional consideration, Shares, either immediately or upon the arrival of a specified date or the happening of a specified event or both.

c.	“Maturity Date”: July 1, 2008.

d.	“Shares”: shares of the Borrower’s common stock, no par value per share, or any security issued in exchange for such common stock.

N
Governing Law and Jurisdiction & Arbitration. Except for either Borrower or Lender’s right to equitable remedies (including without limitation to injunctive relief) all controversies arising under this Agreement shall be submitted to final and binding arbitration in accordance with rules of the American Arbitration Association in the City and County of San Francisco, in the State of California.

O
Notices. Any notice or communication required or desired to be served, given or delivered hereunder shall be in the form and manner specified below, and shall be addressed to the party to be notified as follows:

If to Lender:	JMW FUND, LLC.
4 Richland Place, Pasadena, CA 91103
Attn: John McGrain
Telecopier:

SAN GABRIEL FUND LLC.
4 Richland Place, Pasadena, CA 91103
Attn: Justin Yorke
Telecopier:

UNDERWOOD FAMILY PARTNERS, LTD.
5 Eagle Pointe Land, Castle Rock, CO 80108
Attn: Michael Underwood
Telecopier:

BATTERSEA CAPITAL, INC.
PO BOX 153 Santa Monica, CA 90406
Attn: Matt Lepo
Telecopier:

If to Borrower:	TRITON DISTRIBUTION SYSTEMS, INC.
One Harbor Drive, Suite 300
Sausalito, CA 94965
Attention: Michael W. Overby, Chief Financial Officer
Telecopier: (415) 332 6137

or to such other address as each party designates to the other by notice in the manner herein prescribed. Notice shall be deemed given hereunder if (i) delivered personally or otherwise actually received, (ii) sent by overnight delivery service, (iii) mailed by first-class United States mail, postage prepaid, registered or certified, with return receipt requested, or (iv) sent via telecopy machine with a duplicate signed copy sent on the same day as provided in clause (ii) above. Notice mailed as provided in clause (iii) above shall be effective upon the expiration of three (3) business days after its deposit in the United States mail, and notice telecopied as provided in clause (iv) above shall be effective upon receipt of such telecopy if the duplicate signed copy is sent under clause (iv) above. Notice given in any other manner described in this section shall be effective upon receipt by the addressee thereof; provided, however, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender unless expressly set forth in such notice.

P
Lender’s Rights; Borrower Waivers. Lender’s acceptance of partial or delinquent payment from Borrower hereunder, or Lender’s failure to exercise any right hereunder, shall not constitute a waiver of any obligation of Borrower hereunder, or any right of Lender hereunder, and shall not affect in any way the right to require full performance at any time thereafter. Borrower waives presentment, diligence, demand of payment, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. In any action on this Note, Lender need not produce or file the original of this Note, but need only file a photocopy of this Note certified by Lender be a true and correct copy of this Note in all material respects. No provision of this Note shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Note as herein provided. This clause shall not invalidate Borrower’s rights to set-off and counterclaim where Borrower has paid either partially or in full any outstanding amount that is in full satisfaction of the principal sum drawn under this Note to one or more of the Lenders.

Q	Arbitration Costs. Borrower shall pay all reasonable arbitration costs and expenses Lender expends or incurs arising from arbitration proceedings in connection with this Note.

R
Severability. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision is prohibited by or invalid under applicable law, it shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of the provision or the remaining provisions of this Note.

S	Amendment Provisions. This Note may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Borrower and Lender.

T
Binding Effect. This Note shall be binding upon, and shall inure to the benefit of, each of Borrower and the holder hereof and their respective successors and assigns; provided, however, that Borrower’s rights and obligations shall not be assigned or delegated without Lender’s prior written consent, given in its sole discretion, and any purported assignment or delegation without such consent shall be void ab initio.

U	Time of Essence. Time is of the essence of each and every provision of this Note.

V
Headings. Section headings used in this Note have been set forth herein for convenience of reference only. Unless the contrary is compelled by the context, everything contained in each section hereof applies equally to this entire Note.

[Signatures on next page.]

The execution and delivery of this Note reflects satisfaction in full for all of Borrower's outstanding obligations under The Loan Agreement and as amended per the terms and conditions of the Term Sheet for Triton Distribution Systems executed by both Borrower and Lender on _______________, and concurrent with the execution of this Note, Borrower shall have no further obligations outstanding under the Loan Agreement.

TRITON DISTRIBUTION SYSTEMS, INC.

By___________________________________ Print Name Gregory Lykiardopoulos Title Chairman & Chief Executive Officer

TRITON DISTRIBUTION SYSTEMS, INC.

By __________________________________ Print Name Michael W. Overby Title Chief Financial Officer

Appendix A

Schedule of Lenders

Lender	Address & Fax No.	Number of Warrants	Purchase Price	Legal Representative’s Address & Fax No.
JMW FUND LLC.,	4 Richland Place, Pasadena, CA 91103. Fax:	1,000,000	$1,500,000
SAN GABRIEL FUND LLC.	4 Richland Place, Pasadena, CA 91103. Fax:	333,333	$500,000
UNDERWOOD FAMILY PARTNERS, LTD.	5 Eagle Pointe Land, Castle Rock, CO 80108. Fax:	333,333	$500,000
BATTERSEA CAPITAL, INC.,	Po Box 156, Santa Monica, CA 90406. Fax:	333,333	$500,000
TOTAL		2,000,000	$3,000,000